Draft of October 21, 2003

             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

                          FORM 8-K


                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2003

            TOOTSIE ROLL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

       VIRGINIA              1-1361             22-1318955
State or other jurisdiction  (Commission File No.)       (IRS Employer
      Of incorporation)                              Identification Number)

     7401 South Cicero Avenue, Chicago, Illinois             60629
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (773) 838-3400.


 (Former name or former address, if changed since last report)
                           N/A


ITEM 9.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 21, 2003, Tootsie Roll Industries, Inc., a Virginia corporation, issued a press release announcing earnings for the quarter ended September 27, 2003, a copy of which is attached as
Exhibit 99.1 to this report.

ITEM 7. EXHIBITS

Exhibits

   99            Press Release, dated October 21, 2003


                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   TOOTSIE ROLL INDUSTRIES, INC.



Date:  October 21, 2003            By:_/s/ G. Howard Ember, Jr._
                                   Name:  G. Howard Ember, Jr.
                                   Title: V.P./Finance


                             EXHIBIT INDEX

                 The following exhibit is filed herewith:

Exhibit No.

99	Press Release, dated October 21, 2003.





Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534


Press Release


STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Tuesday, October 21, 2003




CHICAGO, ILLINOIS - October 21, 2003 - Tootsie Roll Industries, Inc. reported third quarter and nine month 2003 sales and earnings. Third quarter 2003 sales were $147,201,000 compared to $146,298,000 in the third quarter 2002, an increase of 1%. Nine month 2003 sales were $300,496,000 compared to $302,420,000 in the prior year corresponding period, a decrease of 1%. Melvin
J. Gordon, Chairman, said, "Successful marketing and promotional programs in the third quarter, including programs relating to the pre-Halloween selling period, contributed to the increase in third quarter sales. However, the increase in third quarter sales did not overcome the sales decline in the first half which was adversely affected by the sluggish economy, a difficult retail environment, and lower sales in Mexico and Canada."

Third quarter 2003 net earnings were $26,945,000 compared to third quarter 2002 net earnings of $26,616,000. Nine month 2003 net earnings were $50,171,000 compared to nine month 2002 net earnings of $51,704,000. Third quarter 2003 net earnings per share were $.52 compared to $.50 per share in the third quarter 2002, an increase of $.02 per share or 4%. Nine month 2003 net earnings per share were $.97 compared to $.97 per share in the comparative prior year period. Mr. Gordon said, "Third quarter earnings were aided by higher sales and cost control programs. Although selective sales price increases contributed to the third quarter sales increase, increased trade promotions and sales discounts, which are reported as a reduction in net sales, mitigated some of the benefits of such price increases. Nine month net earnings were adversely affected by lower reported net sales and higher costs for major ingredients."


                             TOOTSIE ROLL INDUSTRIES, INC.
                          CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE 13 WEEKS AND 39 WEEKS ENDED SEPT 27, 2003 & SEPT 28, 2002


                                                    THIRD QUARTER ENDED

                                                  2003                2002

Net Sales                                    $147,201,000         $146,298,000

Net Earnings                                 $ 26,945,000         $ 26,616,000

* Earnings Per Share                             $ .52                $ .50

*Average Shares Outstanding                    51,662,000           53,074,000



                                                      NINE MONTHS ENDED

                                                  2003                2002

Net Sales                                    $300,496,000         $302,420,000

Net Earnings                                 $ 50,171,000         $ 51,704,000

* Earnings Per Share                              $ .97               $ .97

* Average shares outstanding                   51,939,000           53,166,000


* Based on average shares outstanding adjusted for 3% stock dividends distributed April 16, 2003 and April 17, 2002.